UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          November 16, 2018

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Company held a special meeting of shareholders on November 16, 2018 at the Hyatt Place Johns Creek, 11505 Medlock Bridge Rd., Duluth, GA 30097. As of the record date, October 11, 2018, there were a total of 31,582,549 shares of Common Stock outstanding and entitled to vote at the special meeting. At the special meeting, 30,303,766 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)    Set forth below are the matters acted upon by the Company’s shareholders at the special meeting and the final voting results on each such matter.

(1)
The approval and adoption of an amendment to our certificate of incorporation to increase our authorized common stock to 220,000,000 shares, $0.10 par value (the “Amendment”) was approved, and the voting results were as follows:

Votes For	Votes Against	Abstentions
30,063,498	233,211	7,057

The shareholders did not vote on the second proposal, which was a proposal to adjourn the special meeting to solicit additional proxies in favor of the Amendment, because there were sufficient votes at the time of the special meeting to approve the Amendment.

There were no other items of business raised during the meeting and the meeting was duly adjourned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2018

EBIX, INC.

	By:	/s/ Sean T. Donaghy
	Name:	Sean T. Donaghy
	Title:	Chief Financial Officer